================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): FEBRUARY 1, 2000


                         PACIFICARE HEALTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                  000-21949                95-4591529
(State or other jurisdiction of     (Commission              (IRS Employer
incorporation or organization)      File Number)         Identification Number)


              3120 LAKE CENTER DRIVE, SANTA ANA, CALIFORNIA 92704
          (Address of principal executive offices, including zip code)


      (Registrant's telephone number, including area code): (714) 825-5200


================================================================================

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

On February 1, 2000, PacifiCare Health Plan Administrators, Inc. ("PHPA"), acquired (the "Acquisition") all of the issued and outstanding stock of Harris Methodist Texas Health Plan, Inc. ("Harris HMO") and Harris Methodist Insurance Company, Inc. ("Harris Indemnity") (collectively, "Harris"), for a purchase price of approximately $121 million. The Acquisition was made pursuant to the Purchase Agreement dated November 1, 1999, as amended by the First Amendment, dated February 1, 2000, by and among Harris Methodist Health Plan, Inc., Texas Health Resources and PHPA. PHPA is a wholly owned subsidiary of PacifiCare Health Systems, Inc. ("PacifiCare"). The Acquisition was funded using cash from PacifiCare operations and will be accounted for by PacifiCare as a purchase.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial Statements of Business Acquired.

          1.   Financial statements for Harris Methodist Texas Health Plan, Inc.

               a. Audited financial statements for the year ended December 31, 1999, presented herein according to the index at page F-1.

          2.   Financial statements for Harris Methodist Health Insurance
               Company.

               a. Audited financial statements for the year ended December 31, 1999, presented herein according to the index at page F-1.

      (b) Pro Forma Financial Information.

The following Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999 presents results for PacifiCare as if the Acquisition occurred on January 1, 1999. The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999 gives effect to the Acquisition as if it occurred on December 31, 1999.

We will account for the Acquisition under the purchase method of accounting. Accordingly, the acquisition cost will be allocated to Harris assets acquired and liabilities assumed based on their estimated fair values. We have preliminarily allocated the excess of such acquisition cost over the estimated fair value of such assets and liabilities to goodwill. We may adjust this allocation when we complete the final valuations of Harris' assets and liabilities; we do not expect the effect of such adjustments, if any, to be significant. The Unaudited Pro Forma Condensed Consolidated Statement of Operations and Balance Sheet do not give effect to any synergies that we may realize as a result of the Acquisition. Additionally, except as indicated in the accompanying notes, the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Balance Sheet do not reflect any nonrecurring restructuring charges that we may incur as a result of the integration of Harris. We cannot reasonably estimate the amount of such charges at this time.

We have provided the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Balance Sheet for informational purposes only. These statements do not purport to present the financial position or results of PacifiCare's operations had the acquisition occurred on the dates specified, nor are they necessarily indicative of the results of operations that we expect in the future.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations and Balance Sheet should be read in conjunction with such historical financial statements, and the accompanying notes, that are included in or incorporated by reference in this Form 8-K/A.

                         PACIFICARE HEALTH SYSTEMS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                      (In thousands, except per-share data)

                                                                     Harris Historical
                                                            ----------------------------------
                                            PacifiCare                     Harris       Harris      Pro Forma        PacifiCare,
                                            Historical      Harris HMO    Indemnity      Total      Adjustments       Pro Forma
                                            ----------      ----------    ---------     ------      -----------      -----------
                                                                                                        (1)
Total operating revenue                     $ 9,989,090     $ 675,066     $ 75,879     $ 750,945     $     --        $ 10,740,035

Expenses:
   Health care services                       8,368,690       631,346       69,830       701,176           --           9,069,866
   Marketing, general and administrative
    expenses                                  1,105,816        98,090       17,470       115,560       (2,310)(2)       1,219,066
   Amortization of goodwill and
    intangible assets                            75,957            --           --            --        5,796 (3)          81,753
  Impairment, disposition, restructuring
    and other credits                            (2,233)           --           --            --           --              (2,233)
                                            -----------     ---------     --------     ---------     --------        ------------
Operating income (loss)                         440,860       (54,370)     (11,421)      (65,791)      (3,486)            371,583
Net investment income (loss)                     84,050         5,855        1,448         7,303       (9,730)(4)          81,623
Interest expense                                (43,001)          (77)          --           (77)          --             (43,078)
                                            -----------     ---------     --------     ---------     --------        ------------
Income (loss) before income taxes               481,909       (48,592)      (9,973)      (58,565)     (13,216)            410,128
Provision for income taxes (benefit)            203,365            --           --            --      (28,425)(5)         174,940
                                            -----------     ---------     --------     ---------     --------        ------------
Net income (loss)                           $   278,544     $ (48,592)    $ (9,973)    $ (58,565)    $ 15,209        $    235,188
                                            ===========     =========     ========     =========     ========        ============

Weighted average common shares and
  equivalents outstanding used to
  calculate basic earnings per share             44,506                                                                    44,506
                                            ===========                                                              ============

Basic earnings per share                    $      6.26                                                              $       5.28
                                            ===========                                                              ============

Weighted average common shares and
  equivalents outstanding used to
  calculate diluted earnings per share           44,717                                                                    44,717
                                            ===========                                                              ============

Diluted earnings per share                  $      6.23                                                              $       5.26
                                            ===========                                                              ============


See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations and Balance Sheet.

                         PACIFICARE HEALTH SYSTEMS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999
                                 (In thousands)

                                                                   Harris Historical
                                                       ----------------------------------------
                                       PacifiCare                     Harris                         Pro Forma           PacifiCare,
                                       Historical      Harris HMO    Indemnity     Harris Total     Adjustments           Pro Forma
                                       ----------      ----------    ---------    -------------     -----------          -----------
                                                                                                        (1)
ASSETS
Current assets
    Cash and equivalents              $   849,064     $ 125,785     $  13,156        $ 149,408        $        --       $   988,005
    Marketable securities                 999,194            --        10,467               --           (121,475)(6)       888,186
    Receivables, net                      306,652         8,669         1,868           10,537                 --           317,189
    Prepaid expenses and other
     current assets                        48,412         6,963           212            7,175                 --            55,587
    Deferred income taxes                 141,169            --            --               --                 --           141,169
                                      -----------     ---------     ---------        ---------        -----------       -----------
         Total current assets           2,344,491       141,417        25,703          167,120           (121,475)        2,390,136
                                      -----------     ---------     ---------        ---------        -----------       -----------

Property, plant and equipment, net        177,521         6,607            --            6,607             (5,217)(7)       178,911
Marketable securities, restricted          86,471            --            --               --                 --            86,471
Goodwill and intangible assets, net     2,244,243            --            --               --             95,421 (8)     2,339,664
Other assets                               31,295            --            --               --                 --            31,295
                                      -----------     ---------     ---------        ---------        -----------       -----------
                                      $ 4,884,021     $ 148,024     $  25,703        $ 173,727        $   (31,271)      $ 5,026,477
                                      ===========     =========     =========        =========        ===========       ===========

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
    Medical claims and benefits
     payable                          $   795,200     $  59,862     $  11,294        $  71,156        $   (10,535)(9)   $   855,821
    Accounts payable and accrued
     liabilities                          425,171        39,371         1,217           40,588              8,413 (10)      474,172
    Unearned premium revenue              565,815        25,027         1,694           26,721                 --           592,536
                                      -----------     ---------     ---------        ---------        -----------       -----------
         Total current liabilities      1,786,186       124,260        14,205          138,465             (2,122)        1,922,529
                                      -----------     ---------     ---------        ---------        -----------       -----------

Long-term debt due after one year         975,000            --            --               --                 --           975,000
Deferred income taxes                     127,469            --            --               --                 --           127,469
Other liabilities                          17,314         6,113            --            6,113                 --            23,427
Minority interest                             333            --            --               --                 --               333
Stockholders' equity:
    Common stock                              468            --           700              700               (700)(11)          468
    Additional paid-in capital          1,597,485       160,157        37,954          198,111           (198,111)(11)    1,597,485
    Accumulated other comprehensive
     (loss) income                        (24,396)           --           (25)             (25)                25 (11)      (24,396)
    Retained earnings (deficit)           928,152      (142,506)      (27,131)        (169,637)           169,637 (11)      928,152
    Treasury stock                       (523,990)           --            --               --                 --          (523,990)
                                      -----------     ---------     ---------        ---------        -----------       -----------
         Total stockholders' equity     1,977,719        17,651        11,498           29,149            (29,149)        1,977,719
                                      -----------     ---------     ---------        ---------        -----------       -----------
                                      $ 4,884,021     $ 148,024     $  25,703        $ 173,727        $   (31,271)      $ 5,026,477
                                      ===========     =========     =========        =========        ===========       ===========


See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations and Balance Sheet.

                         PACIFICARE HEALTH SYSTEMS, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

(1) Harris Acquisition. Pro forma adjustments to reflect the effects of the Acquisition. The Unaudited Pro Forma Condensed Consolidated Statement of Operations and Balance Sheet do not reflect an effect, if any, of the allocation adjustments resulting from final valuation of Harris' assets and liabilities, or any nonrecurring restructuring charges, that we may incur as a result of the integration of Harris.

(2) Marketing, General and Administrative Expenses. Pro forma adjustment to reflect reduced depreciation expense, because certain property, plant and equipment acquired from Harris is deemed to be impaired.

(3) Amortization of Goodwill and Intangible Assets. Pro forma adjustment to reflect amortization on approximately $95 million of the excess of the purchase price over the estimated fair value of the net assets acquired, using a range of estimated useful lives for identifiable intangible assets of 1 to 10 years, and a 30-year useful life for provider networks and goodwill, resulting in a 16-year weighted-average useful life. See goodwill calculation at Note (8), Goodwill and Intangible Assets.

(4) Net Investment Income. Pro forma adjustment to reflect reduced net investment income, assuming liquidation of marketable securities to fund the Acquisition. We used a weighted-average net investment income rate of 8.0 percent.

(5) Income Taxes. Pro forma adjustment to reflect the tax effects of the Acquisition at the statutory rates in effect for the year ended December 31, 1999.

                                                             (In thousands)

        Pro forma adjustments to income before income taxes    $(13,216)
        Harris pretax operating losses                          (58,565)
                                                               --------
                                                                (71,781)
                                                               --------
        Statutory tax rate                                         39.6%
                                                               --------
        Pro forma income tax benefit adjustment                $(28,425)
                                                               ========

                         PACIFICARE HEALTH SYSTEMS, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

PRO FORMA BALANCE SHEET ADJUSTMENTS

(6) Marketable Securities. Pro forma adjustment to reflect the assumed liquidation of marketable securities to fund the Acquisition.

(7) Property, Plant and Equipment. Pro forma adjustment to reflect the impairment of certain of Harris' property, plant and equipment.

(8) Goodwill and Intangible Assets. Pro forma adjustment to record the Acquisition and reflect the excess of the purchase price over the net assets acquired based on currently available information.

                                                                                              (In thousands)
        Purchase price                                                                           $120,289
        Direct transaction costs                                                                    1,186
                                                                                                 --------
        Acquisition cost                                                                          121,475

        Less carrying value of net assets acquired:
            Common stock                                                            700
            Additional paid-in capital                                          198,111
            Accumulated other comprehensive loss                                    (25)
            Retained deficit                                                   (169,637)
                                                                               --------
                                                                                                   29,149
                                                                                                 --------
                                                                                                   92,326
        Plus purchase accounting fair value adjustments:
            Premium deficiency reserve decrease (see Note (9))                  (10,535)
            Impairment of long-lived assets (see Note (7))                        5,217
            Severance accrual                                                     9,450
            Legal reserves reduction                                             (1,037)
                                                                               --------
                                                                                                    3,095
                                                                                                 --------
        Acquisition cost in excess of net assets acquired                                        $ 95,421
                                                                                                 ========

        Allocation of acquisition cost in excess of net assets acquired:

        Employer groups                                                                            16,344
        Provider networks                                                                           4,500
        Goodwill                                                                                   74,577
                                                                                                 --------
        Acquisition cost in excess of net assets acquired                                        $ 95,421
                                                                                                 ========


(9) Medical Claims and Benefits Payable. Pro forma adjustment to reverse premium deficiency reserves on long-term provider contracts renegotiated during the acquisition.

(10) Accounts Payable and Accrued Liabilities. Pro forma adjustment to reflect estimated transaction costs and a reduction of legal reserves indemnified in the purchase agreement.

(11) Stockholders' Equity. Pro forma adjustments to eliminate Harris' equity accounts.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED).

(c)      Exhibits.

         2.1 Purchase Agreement, dated November 1, 1999, by and among PacifiCare Health Plan Administrators, Inc., Harris Methodist Health Plan, Inc. and Texas Health Resources. Incorporated by reference herein from the PacifiCare Health Systems, Inc. Current Report on Form 8-K filed on February 11, 2000.

         2.2 First Amendment to Purchase Agreement, dated February 1, 2000, by and among PacifiCare Health Plan Administrators, Inc., Harris Methodist Health Plan, Inc. and Texas Health Resources. Incorporated by reference herein from the PacifiCare Health Systems, Inc. Current Report on Form 8-K filed on February 11, 2000.

         23.1     Consent of Arthur Andersen LLP, independent auditors.

         23.2     Consent of Arthur Andersen LLP, independent auditors.

         99.1 Press release of January 31, 2000. Incorporated by reference herein from the PacifiCare Health Systems, Inc. Current Report on Form 8-K filed on February 11, 2000.



                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PACIFICARE HEALTH SYSTEMS, INC.
                         -------------------------------
                                  (Registrant)


Date:   April 14, 2000                   By: /s/      MARY LANGSDORF
      ------------------                     -----------------------------------
                                                       Mary C. Langsdorf
                                                   Senior Vice President
                                               of Finance, Corporate Controller
                                             and Interim Chief Financial Officer

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Index to Financial Statements of Business Acquired:

                                                                           PAGE
                                                                           ----

HARRIS METHODIST TEXAS HEALTH PLAN, INC.
Balance sheet - December 31, 1999                                           F-4
Statement of operations for the year ended December 31, 1999                F-5
Statement of shareholders' equity for the year ended December 31, 1999      F-6
Statement of cash flows for the year ended December 31, 1999                F-7
Notes to financial statements                                               F-8


HARRIS METHODIST HEALTH INSURANCE COMPANY
Balance sheet - December 31, 1999                                          F-19
Statement of operations for the year ended December 31, 1999               F-20
Statement of shareholders' equity for the year ended December 31, 1999     F-21
Statement of cash flows for the year ended December 31, 1999               F-22
Notes to financial statements                                              F-23

HARRIS METHODIST TEXAS HEALTH PLAN, INC.

Financial Statements
As Of December 31, 1999


Together With Report Of Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Harris Methodist Texas Health Plan, Inc.:

We have audited the accompanying balance sheet of Harris Methodist Texas Health Plan, Inc. (the "Health Plan," a Texas corporation and a wholly owned subsidiary of Harris Methodist Health Plan, Inc.) as of December 31, 1999, and the related statements of operations and comprehensive loss, changes in shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Health Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Health Plan as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                        ARTHUR ANDERSEN LLP



Dallas, Texas,
February 14, 2000

                    HARRIS METHODIST TEXAS HEALTH PLAN, INC.


                        BALANCE SHEET - DECEMBER 31,1999


                                     ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                                    $ 125,534,934
    Restricted cash                                                                    250,000
    Premiums receivable, net of allowance for doubtful accounts of $1,298,928        5,740,066
    Due from affiliates, net                                                         2,928,996
    Accrued investment income                                                          566,166
    Other current assets                                                             6,396,225
                                                                                 -------------

                  Total current assets                                             141,416,387

PROPERTY AND EQUIPMENT, net of accumulated
    depreciation and amortization of $11,958,604                                     6,607,266
                                                                                 -------------

                  Total assets                                                   $ 148,023,653
                                                                                 =============

                      LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
    Medical claims and benefits payable                                          $  59,862,436
    Current portion of accrued premium deficiency on loss contracts                 24,575,589
    Unearned premiums                                                               25,027,446
    Deposit funds held                                                               5,121,702
    Accrued expenses                                                                 4,374,491
    Accrued compensation and employee benefits                                       3,720,066
    Accrued premium taxes                                                            1,155,217
    Accounts payable                                                                   422,470
                                                                                 -------------

                  Total current liabilities                                        124,259,417

ACCRUED PREMIUM DEFICIENCY ON LOSS CONTRACTS,
    net of current portion (Note 6)                                                  6,113,214
                                                                                 -------------

                  Total liabilities                                                130,372,631
                                                                                 -------------

COMMITMENTS AND CONTINGENCIES (Note 10)

SHAREHOLDER'S EQUITY:
    Common stock, $.01 par value; 6,000,000 shares authorized, 100
        shares issued and outstanding                                                        1
    Paid-in-surplus                                                                160,157,170
    Retained deficit                                                              (142,506,149)
                                                                                 -------------

                  Total shareholder's equity                                        17,651,022
                                                                                 -------------

                  Total liabilities and shareholder's equity                     $ 148,023,653
                                                                                 =============

    The accompanying notes are an integral part of this financial statement.

                    HARRIS METHODIST TEXAS HEALTH PLAN, INC.


                 STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

OPERATING REVENUE:
    Commercial premiums earned                                  $ 391,667,399
    Government premiums earned                                    278,207,240
    Other revenue                                                   5,191,525
                                                                -------------

                  Total operating revenue                         675,066,164
                                                                -------------

OPERATING EXPENSES:
    Health care services-
        Commercial                                                371,150,253
        Government                                                260,195,676
                                                                -------------

                  Total health care services expense              631,345,929

    Purchased services                                             14,136,279
    Other marketing, general and administrative expenses           83,954,089
                                                                -------------

                  Total operating expenses                        729,436,297
                                                                -------------

OPERATING LOSS                                                    (54,370,133)

NET INVESTMENT INCOME                                               5,855,123

INTEREST EXPENSE                                                      (77,152)
                                                                -------------

LOSS BEFORE PROVISION FOR INCOME TAXES                            (48,592,162)

PROVISION FOR INCOME TAXES                                                 --
                                                                -------------

NET LOSS                                                        $ (48,592,162)
                                                                =============

COMPREHENSIVE LOSS:
    Net loss                                                    $ (48,592,162)
    Change in unrealized gains on fixed maturity investments          (62,575)
                                                                -------------

COMPREHENSIVE LOSS                                              $ (48,654,737)
                                                                =============



    The accompanying notes are an integral part of this financial statement.

                    HARRIS METHODIST TEXAS HEALTH PLAN, INC.


                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                          Accumulated
                                     Common Stock                            Other
                                   ----------------       Paid-In        Comprehensive       Retained
                                   Shares    Amount       Surplus        Income (Loss)        Deficit               Total
                                   ------    ------     ------------     -------------     -------------        ------------
BALANCE, December 31, 1998           100       $1       $108,798,753       $ 62,575        $ (93,913,987)       $ 14,947,342

   Net loss                           --        -                 --             --          (48,592,162)        (48,592,162)

   Capital contribution - cash        --        -         47,358,417             --                   --          47,358,417

   Capital contribution -
       qualifying receivable          --        -          4,000,000             --                   --           4,000,000

   Change in unrealized gains
       on fixed maturity
       investments                    --        -                 --        (62,575)                  --             (62,575)
                                     ---       --       ------------       --------        -------------        ------------

BALANCE, December 31, 1999           100       $1       $160,157,170       $     --        $(142,506,149)       $ 17,651,022
                                     ===       ==       ============       ========        =============        ============


    The accompanying notes are an integral part of this financial statement.

                    HARRIS METHODIST TEXAS HEALTH PLAN, INC.


                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                $ (48,592,162)
    Adjustments to reconcile net loss to net cash used in
        operating activities-
           Depreciation and amortization                                        2,932,366
           Accretion of fixed maturity investments                               (108,534)
           Net gain on sale of investments                                     (1,521,455)
           Unrealized losses on equity securities                                 717,995
           Purchases of equity securities                                        (490,188)
           Sales of equity securities                                           4,893,483
           Decrease in net premiums receivable                                  3,262,572
           Decrease in net due from affiliates                                  7,982,845
           Increase in accrued investment income                                 (186,052)
           Increase in other current assets                                    (2,581,973)
           Increase in medical claims and benefits payable                     10,251,882
           Decrease in accrued premium deficiency on loss contracts           (18,765,573)
           Increase in unearned premiums                                        4,179,527
           Increase in deposit funds held                                       5,121,702
           Decrease in accounts payable and accrued expenses                   (2,281,618)
           Decrease in accrued compensation and employee benefits                (414,330)
           Decrease in accrued premium taxes                                     (183,625)
                                                                            -------------

                  Net cash used in operating activities                       (35,783,138)
                                                                            -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Sales or maturities of fixed maturity investments                          18,245,000
    Purchases of property and equipment                                        (1,674,802)
                                                                            -------------

                  Net cash provided by investing activities                    16,570,198
                                                                            -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Capital contribution - cash                                                47,358,417
    Capital contribution - receipt of qualifying receivable from 1998          49,454,375
                                                                            -------------

                  Net cash provided by financing activities                    96,812,792
                                                                            -------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                      77,599,852

CASH AND CASH EQUIVALENTS, beginning of year                                   47,935,082
                                                                            -------------

CASH AND CASH EQUIVALENTS, end of year                                      $ 125,534,934
                                                                            =============

NONCASH INVESTING AND FINANCING ACTIVITIES:
    Capital contribution - qualifying receivable                            $   4,000,000
    Change in unrealized gains on fixed maturity investments                      (62,575)

    The accompanying notes are an integral part of this financial statement.

                    HARRIS METHODIST TEXAS HEALTH PLAN, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999


1. ORGANIZATION:

Harris Methodist Texas Health Plan, Inc., d.b.a. Harris Methodist Health Plan and Summit Administrative Services (the "Health Plan"), is a for-profit, federally qualified health maintenance organization (HMO) subject to regulation by the Texas Department of Insurance (TDI). The Health Plan is a wholly owned subsidiary of Harris Methodist Health Plan, Inc. (HMHPI), a Delaware corporation and a controlled affiliate of Texas Health Resources (THR). The Health Plan began operations as an HMO on March 1, 1996, when it became the successor to the business interests of Harris Health Plan, Inc., a not-for-profit HMO and a controlled affiliate of Harris Methodist Health System. The Health Plan provides comprehensive health benefits to its enrollees in the state of Texas for a predetermined, prepaid monthly fee. The Health Plan also provides contracted services to certain self-insured clients on an administrative fee basis.

The Health Plan recorded a net loss of approximately $48,592,000 and had negative cash flow from operations of approximately $35,783,000 for the year ended December 31, 1999. As a result of its liquidity issues, the Health Plan has been dependent upon capital contributions from THR. Without such contributions, the Health Plan would not have sufficient liquidity to settle its obligations in the ordinary course of business (see Note 14).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include bank account balances and money market accounts with original maturities of three months or less and are reflected at cost, which approximates market.

Restricted Cash
---------------

The Health Plan maintains $250,000 in two one-year certificates of deposit to meet restricted fund requirements of the TDI. These investments are carried at amortized cost, which approximates market.

Equity Securities
-----------------

Equity securities previously owned consisted of common stocks and were stated at fair value. All equity securities were classified by the Health Plan as trading securities under the provisions of Statement of Financial Accounting Standards
(SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and all unrealized holding gains and losses were reflected in net investment income in the accompanying statement of operations and comprehensive loss.

Market value was determined by the most recently traded price of the security at the balance sheet date. Net realized gains or losses were determined on the FIFO cost method. All such equity securities were liquidated during 1999.

Fixed Maturity Investments
--------------------------

Fixed maturity investments are generally designated as available-for-sale under the provisions of SFAS No. 115. Accordingly, these investments were carried at fair value, and unrealized gains or losses, net of applicable income taxes, were recorded as accumulated other comprehensive income. Market values of these investments were determined by the most recently traded price of the security at the balance sheet date. Realized gains and losses were recorded based on the specific identification method. All fixed maturity investments were liquidated during 1999.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of cash and cash equivalents, net premiums receivable, and current liabilities in the financial statements approximate the fair value for these financial instruments because of the relatively short period of time between origination of the instruments and their expected realization.

Property and Equipment
----------------------

Property and equipment are recorded at cost, less accumulated depreciation. Repairs and maintenance are charged to expense as incurred. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets, which range from 3 to 15 years. The cost of disposed assets and the related accumulated depreciation are eliminated from the respective accounts at the time of disposition, and any resulting gain or loss is included in other revenue in the accompanying statement of operations and comprehensive loss.

Medical Claims and Benefits Payable
-----------------------------------

The liability for medical claims and benefits payable is based on the Health Plan's estimate of the total reported and unreported claims attributable to services rendered in the current reporting period, net of portions ceded to reinsurers.

The liability for medical claims and benefits payable is continually reviewed, and changes to estimates are reflected in the current accounting period. The liability, which is net of portions ceded to reinsurers, is based upon estimates for claims reported and claims incurred but not reported based upon past experience. In analyzing the appropriate level of liability, the Health Plan considers many factors influencing the determination of such liability. However, amounts ultimately paid in settlement of such reserves may be more or less than the liability as presented in the financial statements.

Accrued Medical Incentive Pool
------------------------------

During 1999, the Health Plan had contracts with certain providers which established incentives for performance against certain quality and/or cost targets. The Health Plan recorded approximately $113,000 in net medical incentive recoveries in 1999 as a reduction to health care services expenses. The Health Plan had net incentive receivables at December 31, 1999, due from providers totaling approximately $28,000 which are netted against medical claims and benefits payable in the accompanying financial statements.

Accrued Premium Deficiency on Loss Contracts
--------------------------------------------

The profitability of contracts to provide health care services to members is assessed when current operating results or forecasts indicate probable future losses. Anticipated premiums are compared to health care related costs, including estimated payments to providers, commissions and the cost of collecting premiums and processing claims. If the anticipated future costs exceed the premiums, a premium deficiency on loss contracts is recognized in the accompanying financial statements.

Reinsurance
-----------

In the normal course of business, the Health Plan seeks to reduce the loss that may arise from catastrophic claims that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. The effects of subsequent changes in estimated or actual reinsurance recoveries are recorded as a charge or credit to health care services expense. Reinsurance premiums, net of recoveries, are included in healthcare services expense in the accompanying statement of operations and comprehensive loss.

Recognition of Premium Revenue and Related Expenses
---------------------------------------------------

Commercial premiums are determined on a combination of experience and class rating bases. Government premiums are determined based on rates specified by the Health Care Financing Administration for Medicare members and contractually defined rates that vary by state-defined member category for Medicaid members. Prepaid health care premiums are reported as revenue in the month that the member is entitled to receive health care. Premiums received in advance are reported as unearned premiums. Medical and administrative expenses are charged to expense as incurred.

Taxes
-----

The payment of premium taxes is required by the state of Texas based on a percentage of collected premiums. These taxes are recorded in other marketing, general and administrative expenses, and totaled approximately $6,854,000 in 1999.

Deferred income tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse (see Note 7). The Health Plan files a consolidated tax return with its parent, HMHPI.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENTS:

Net investment income by investment category is summarized for 1999 as follows:

          U.S. government agency obligations       $  477,902
          Common stock                                839,816
          Cash and cash equivalents                 4,537,405
                                                   ----------

          Net investment income                    $5,855,123
                                                   ==========

Proceeds from sales and maturities of investments in equity securities and fixed maturity investments were approximately $23,138,000 for the year ended December 31, 1999. Gross gains of approximately $1,772,000 and gross losses of approximately $250,000 were realized on those sales during 1999.

4.   PROPERTY AND EQUIPMENT:

Property and equipment at December 31, 1999 are summarized as follows:

          Leasehold improvements                                $    193,728
          Furniture, fixtures, and movable equipment              18,372,142
                                                                ------------

                                                                  18,565,870
          Less- Accumulated depreciation and amortization        (11,958,604)
                                                                ------------

          Property and equipment, net                           $  6,607,266
                                                                ============

Depreciation and amortization expense for property and equipment for the year ended December 31, 1999, was approximately $2,920,000.

5.   MEDICAL CLAIMS AND BENEFITS PAYABLE:

Activity in the liability for medical claims and benefits payable is summarized as follows:

          Balance, January 1, 1999          $  49,610,554
                                            -------------

          Incurred related to-
              Current year                    656,772,013
              Prior years                     (10,375,387)
                                            -------------

                       Total incurred         646,396,626
                                            -------------

          Paid related to-
              Current year                   (597,103,459)
              Prior years                     (39,041,285)
                                            -------------

                       Total paid            (636,144,744)
                                            -------------

          Balance, December 31, 1999        $  59,862,436
                                            =============

Total incurred medical claims above do not reflect reinsurance premiums paid (see Note 10) and net changes in premium deficiency (see Note 6). As a result of changes in estimates of claims incurred in prior years, health care services expense decreased by approximately $10,375,000 in 1999. This decrease reflects actual utilization and medical costs that were less than estimated amounts.

6.   ACCRUED PREMIUM DEFICIENCY ON LOSS CONTRACTS:

The Health Plan recorded an accrual for premium deficiency on loss contracts of approximately $49,454,000 as of December 31, 1998. The loss contracts were ones on which the anticipated future health care costs, commissions, and costs of collecting premiums and processing claims exceeded anticipated future premiums. During 1999, the Health Plan recorded amortization and additional charges relating to the accrual, resulting in net credits to health care services expense and other marketing, general, and administrative expenses of approximately $16,325,000 and $2,440,000, respectively, and yielding a balance in the accrual for premium deficiency of approximately $30,689,000 at December 31, 1999.

The accrued premium deficiency will be amortized over the remaining term of the contracts generating the premium deficiency. Approximately $24,576,000 and $6,113,000 of amortization is projected for 2000 and 2001, respectively. An estimate of accrued premium deficiency on loss contracts will be recalculated each quarter with adjustments recorded through charges or credits to health care services expense and other marketing, general and administrative expenses.

7.   INCOME TAXES:

As of December 31, 1999, the Health Plan has approximately $86,300,000 in deferred tax assets, against which a 100% valuation allowance has been recorded. The deferred tax assets are comprised of approximately $22,200,000 of tax deductible intangibles, approximately $10,400,000 related to accrued premium deficiency on loss contracts, approximately $2,600,000 of various net deductible differences and approximately $51,100,000 related to benefits associated with net operating loss carryforwards. The Health Plan has approximately $150,300,000 in net operating loss carryforwards, which will expire between 2011 and 2014, if unused.

There is no provision or benefit for income taxes for the year ended December 31, 1999. The difference between the effective tax rate and the statutory rate of 34% is primarily attributable to the uncertainty regarding the realizability of a net operating loss tax benefit as a result of the Health Plan's operating performance.

The valuation allowance increased by approximately $13,000,000 for the year ended December 31, 1999, to fully reserve for tax deductible differences and the additional net operating loss carryforwards generated during the period. Management periodically assesses the need for a valuation allowance considering both positive and negative factors, including the historical losses generated by the Health Plan. The 100% valuation allowance reflects management's belief that the realization of the deferred tax assets is not assured as of December 31, 1999.

The tax effects of the major items recorded as deferred tax assets and liabilities are as follows:

          Current deferred tax assets:
               Unearned premiums                                  $  1,125,855
               Medical claims and benefit payable                      405,088
               Accrued expenses                                        937,083
               Accrued premium deficiency on loss contracts          8,355,700
               Allowance for bad debts                                 488,929
                                                                  ------------

                     Total current deferred tax assets              11,312,655
                                                                  ------------


          Non-current deferred tax assets (liabilities):
               Software amortization                              $ 22,223,156
               Depreciation                                           (457,654)
               Franchise tax                                              (175)
               Organization costs                                        5,420
               Accrued premium deficiency on loss contracts          2,078,493
               Net operating losses                                 51,093,671
                                                                  ------------

                     Total non-current deferred tax assets          74,942,911
                                                                  ------------

          Total net deferred tax assets                             86,255,566
          Valuation allowance                                      (86,255,566)
                                                                  ------------

                     Net deferred tax assets                      $         --
                                                                  ============

Provision for income taxes computed using the federal statutory rate of 34% are reconciled to the Health Plan's actual provision for income taxes as follows for the year ended December 31, 1999:

          Benefit computed at statutory rate                      $(16,521,335)
          Business meals and entertainment                              32,326
          Loss on related party contract                             1,904,000
          Goodwill amortization                                     (1,159,851)
          Unused net operating losses                               15,744,860
                                                                  ------------

                     Provision for income taxes                   $         --
                                                                  ============

8.   EMPLOYEE BENEFIT PLAN:

Health Plan employees participate in the Texas Health 401(k) Retirement Plan, which was established for the benefit of employees of THR. Under the plan, THR is required to match contributions of eligible employees, defined as participants who contribute at least 2% of their eligible compensation, as defined, to the plan. The amount of the THR matching contribution varies based on the employee's length of service. The maximum match is generally 6% of eligible compensation. In 1999, Health Plan contributions totaled approximately $1,286,000.

9.   STATUTORY ACCOUNTING AND DIVIDEND RESTRICTIONS:

Under the laws of the state of Texas, the Health Plan is required to maintain a minimum net worth of $900,000 and to maintain a cash or security deposit of $100,000. The Health Plan was in compliance with these requirements at December 31, 1999, and throughout the period to the date of this report. Texas state law also provides that dividends or other distributions may be paid only to the extent of net worth in excess of $900,000. The Health Plan paid no dividends in 1999.

Statutory net worth of the Health Plan as reported to regulatory authorities as of December 31, 1999, totaled $10,761,570. Statutory net loss of the Health Plan as reported to regulatory authorities for the year ended December 31, 1999, totaled $54,585,364. The major difference between statutory net worth and net loss and GAAP results from changes in premium deficiency and treatment of unrealized losses on equity securities.

The NAIC has adopted model regulations that establish minimum capitalization requirements using a risk-based capital (RBC) formula. Texas legislation was passed during 1999 requiring TDI to draft administrative rules for the adoption of the NAIC RBC formula. TDI has drafted Texas Administrative Code Title 28,
Section 11.809. The original draft of this section adopts the NAIC RBC calculation by reference and requires Texas HMOs to calculate and file an RBC report for informational purposes only for the period ending December 31, 1999. The Health Plan has complied with the RBC calculation and filing requirements contained in the draft administrative code section.

10.  COMMITMENTS AND CONTINGENCIES:

Reinsurance Agreement
---------------------

The Health Plan cedes insurance to other insurers under various contracts that cover individual risk and entire classes of business. The ceding of insurance does not discharge the Health Plan from primary liability to policyholders in the event any reinsurer might be unable to meet its obligations assumed under the reinsurance agreements. Failure of reinsurers to honor their obligations could result in losses to the Health Plan; consequently, allowances are established for amounts deemed uncollectible. To minimize credit risk, the Health Plan monitors the financial condition of its reinsurers.

Effective October 1, 1998, the Health Plan renegotiated its reinsurance contract to set its retention limit for acceptance of risk on a per-member basis at $250,000 per year (annual deductible) for its Commercial and Point of Service members, $50,000 for its Medicare members, and $75,000 for its Medicaid members. The Health Plan is generally reimbursed 60% to 90% of eligible services per member, depending on the nature of the claim, in excess of the annual deductible. The Health Plan also maintains insolvency protection insurance with its reinsurance carrier. Total reinsurance premiums paid were approximately $1,275,000 in 1999 and are included in healthcare services expense in the accompanying statement of operations and comprehensive loss. Total reinsurance recoveries of approximately $893,000 are deducted from healthcare services expense in 1999.

Estimated amounts recoverable from reinsurers on paid losses of approximately $80,000 have been included in other current assets in the accompanying balance sheet.

Operating Leases
----------------

The Health Plan leases office space and equipment under operating leases expiring in 2000. Future minimum rental payments under noncancelable operating leases for the year ended December 31, 2000, are approximately $13,000. Total rent expense for operating leases in 1999 was approximately $3,381,000.

Capitation
----------

The Health Plan capitates certain providers for medical expenses under various contracts. The capitation of medical expense does not discharge the Health Plan from primary liability to covered members in the event any provider might be unable to meet its obligations assumed under the capitation agreements. The Health Plan has not recorded medical claims and benefits payable for medical services rendered to members covered by these capitated contracts since there is no indication that any capitated provider will be unable to honor its obligations.

The Health Plan has contracts to provide claims processing services on behalf of certain capitated provider groups. In connection with these contracts, the Health Plan holds deposit funds for payment of claims on behalf of these third parties. At December 31, 1999, the funds on deposit with the Health Plan totaled approximately $5,122,000.

11.  RELATED-PARTY TRANSACTIONS:

The Health Plan is a wholly owned subsidiary of HMHPI, a Delaware corporation and a controlled affiliate of THR.

In a contract dated September 1, 1997, THR agreed to assume liability for obligations incurred under certain participant and health care provider contracts to the extent permissible by law.

The Health Plan contracts with various THR affiliates to provide healthcare services to employees who select Health Plan coverage. Included in commercial premiums earned are total premiums received from THR affiliates of approximately $36,109,000 for 1999.

During 1999, the Health Plan purchased certain administrative functions including information technology, human resources, tax management, and legal management from THR. The administrative costs for these purchased services were approximately $ 9,937,000 in 1999.

The Health Plan contracts with various THR affiliates for the provision of facility and ancillary medical services to Health Plan members. Approximately $117,443,000 of healthcare costs in 1999 were related to charges incurred at THR affiliated entities.

The Health Plan recorded a receivable of $4,000,000 from THR in connection with a capital contribution from HMHPI as of December 31, 1999. This amount was received by the Health Plan in January 2000.

12. CONCENTRATION OF CREDIT RISK:

The Health Plan conducts its business activities exclusively in the state of Texas. Further, the Health Plan maintains accounts with cash and cash equivalents in excess of the amount insured by the Federal Deposit Insurance Corporation. The Health Plan monitors the financial stability of its depository institutions regularly, and management does not believe excessive risk of depository institution failure exists.

13. TERMINATION OF MEDICAID CONTACT:

In late August 1999, the Health Plan terminated its contact with the Texas Department of Health for participation in the state program to provide health maintenance coverage to Medicaid recipients. Coverage to Medicaid recipients under this contract expired November 30, 1999.

14. SUBSEQUENT EVENT:

On February 1, 2000, PacifiCare Health Plan Administrators, Inc. ("PHPA") acquired 100% of the outstanding common stock of the Health Plan from HMHPI. Subsequent to the change in control, the officers and directors of the Health Plan were replaced by officers and directors of PacifiCare of Texas, Inc., a wholly owned subsidiary of PHPA. The accompanying financial statements do not include adjustments, if any, resulting from the acquisition of the Health Plan by PHPA. The Health Plan expects to receive working capital support from PHPA throughout 2000 to meet its obligations in the ordinary course of business.

HARRIS METHODIST HEALTH INSURANCE COMPANY

Financial Statements
As Of December 31, 1999

Together With Report Of Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Harris Methodist Health Insurance Company:

We have audited the accompanying balance sheet of Harris Methodist Health Insurance Company ("HMHIC", a Texas for-profit corporation, and wholly owned subsidiary of Harris Methodist Health Plan, Inc.), as of December 31, 1999, and the related statements of operations and comprehensive loss, changes in shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of HMHIC's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HMHIC as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                            ARTHUR ANDERSEN LLP



Dallas, Texas,
February 14, 2000

                    HARRIS METHODIST HEALTH INSURANCE COMPANY


                        BALANCE SHEET--DECEMBER 31, 1999


                                     ASSETS

CASH AND INVESTMENTS:
    Cash and cash equivalents                                         $ 13,155,961
    Fixed maturity investments, at fair value                           10,466,649
                                                                      ------------

                  Total cash and investments                            23,622,610

PREMIUMS RECEIVABLE, net of allowance for doubtful
    accounts of $194,083                                                   189,411

ACCRUED INVESTMENT INCOME                                                  212,005

OTHER RECEIVABLES                                                          273,611

REINSURANCE RECEIVABLES                                                  1,405,753
                                                                      ------------

                  Total assets                                        $ 25,703,390
                                                                      ============


                      LIABILITIES AND SHAREHOLDER'S EQUITY

LIABILITIES:
    Policy and contract claims payable                                $  9,493,918
    Due to affiliates, net                                                 532,032
    Unearned premiums                                                    1,694,327
    Accrued premium taxes                                                  282,810
    Accounts payable and accrued expenses                                  402,745
    Reserve for loss contracts                                           1,800,000
                                                                      ------------

                  Total liabilities                                     14,205,832
                                                                      ------------

COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDER'S EQUITY:
    Common stock, $1 par value, 1,400,000 shares authorized,
        700,000 shares issued and outstanding                              700,000
    Paid-in surplus                                                     37,954,000
    Accumulated other comprehensive loss                                   (25,195)
    Retained deficit                                                   (27,131,247)
                                                                      ------------

                  Total shareholder's equity                            11,497,558
                                                                      ------------

                  Total liabilities and shareholder's equity          $ 25,703,390
                                                                      ============

    The accompanying notes are an integral part of this financial statement.

                    HARRIS METHODIST HEALTH INSURANCE COMPANY


                 STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

OPERATING REVENUE:
    Premiums earned (net of premiums ceded totaling $1,416,500)                 $ 75,771,748
    Net investment income                                                          1,448,557
    Other revenue                                                                    107,119
                                                                                ------------

                  Total operating revenue                                         77,327,424
                                                                                ------------

OPERATING EXPENSES:
    Life, accident, and health benefits (net of reinsurance recoveries
         totaling $1,467,719)                                                     68,029,589
    Taxes, licenses, and fees                                                      1,369,257
    Commission expense                                                             4,438,199
    Purchased administrative services                                             10,488,360
    Other administrative expenses                                                  1,174,749
    Provision for loss contracts                                                   1,800,000
                                                                                ------------

                  Total operating expenses                                        87,300,154
                                                                                ------------

LOSS BEFORE INCOME TAX PROVISION                                                  (9,972,730)

PROVISION FOR INCOME TAXES                                                                --
                                                                                ------------

NET LOSS                                                                        $ (9,972,730)
                                                                                ============

COMPREHENSIVE LOSS:
    Net loss                                                                    $ (9,972,730)
    Change in unrealized gains on fixed maturity investments                         (64,018)
                                                                                ------------

COMPREHENSIVE LOSS                                                              $(10,036,748)
                                                                                ============


    The accompanying notes are an integral part of this financial statement.

                    HARRIS METHODIST HEALTH INSURANCE COMPANY


                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                        Accumulated
                                    Common Stock                           Other
                                 -------------------      Paid-In      Comprehensive     Retained
                                 Shares      Amount       Surplus       Income (Loss)     Deficit           Total
                                 -------    --------    -----------    --------------  ------------     ------------
BALANCE, December 31, 1998       700,000    $700,000    $33,240,000       $ 38,823     $(17,158,517)    $ 16,820,306

    Net loss                          --          --             --             --       (9,972,730)      (9,972,730)

    Capital contribution              --          --      4,714,000             --               --        4,714,000

    Change in unrealized
      gains on fixed maturity
      investments                     --          --             --        (64,018)              --          (64,018)
                                 -------    --------    -----------       --------     ------------     ------------

BALANCE, December 31, 1999       700,000    $700,000    $37,954,000       $(25,195)    $(27,131,247)    $ 11,497,558
                                 =======    ========    ===========       ========     ============     ============


    The accompanying notes are an integral part of this financial statement.

                    HARRIS METHODIST HEALTH INSURANCE COMPANY


                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                       $ (9,972,730)
    Adjustments to reconcile net loss to net cash used in operating activities-
        Amortization of premium on fixed maturity investments                           (45,747)
        Provision for loss contracts                                                  1,800,000
        Decrease in net premiums receivable                                           1,150,831
        Increase in accrued investment income                                           (63,162)
        Increase in other receivables                                                   (82,827)
        Decrease in federal income tax receivable                                       332,084
        Increase in reinsurance receivables                                            (223,832)
        Decrease in policy and contract claims payable                               (3,833,173)
        Decrease in net due to affiliates                                            (1,073,110)
        Increase in unearned premiums                                                   270,614
        Decrease in accrued premium taxes                                              (395,220)
        Increase in accounts payable and accrued expenses                               149,096
                                                                                   ------------

                  Net cash used in operating activities                             (11,987,176)
                                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of investments                                                         (7,498,086)
    Maturities of investments                                                         7,025,000
                                                                                   ------------

                  Net cash used in investing activities                                (473,086)
                                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Capital contribution                                                              4,714,000
                                                                                   ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                            (7,746,262)

CASH AND CASH EQUIVALENTS, beginning of year                                         20,902,223
                                                                                   ------------

CASH AND CASH EQUIVALENTS, end of year                                             $ 13,155,961
                                                                                   ============

NONCASH INVESTING ACTIVITIES:
    Change in unrealized gains on fixed maturity investments                       $    (64,018)
                                                                                   ============

    The accompanying notes are an integral part of this financial statement.

                    HARRIS METHODIST HEALTH INSURANCE COMPANY


                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

1.   ORGANIZATION:

Harris Methodist Health Insurance Company (HMHIC) is a wholly owned subsidiary of Harris Methodist Health Plan, Inc. (HMHPI). HMHPI is a Delaware corporation and a controlled affiliate of Texas Health Resources (THR). HMHIC is a Texas domiciled insurer and sells life, health, dental, Medicare supplement, and accidental death and dismemberment insurance products to employer groups and individuals in the state of Texas.

HMHIC recorded a net loss of approximately $9,973,000 and had negative cash flow from operations of approximately $11,987,000 for the year ended December 31, 1999. As a result of its liquidity issues, HMHIC has been dependent upon capital contributions from THR. Without such contributions, HMHIC would not have sufficient liquidity to settle its obligations in the ordinary course of business (see Note 12).

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include bank account balances and money market accounts purchased with original maturities of three months or less and are reflected at cost, which approximates fair value.

Fixed Maturity Investments
--------------------------

All fixed maturity investments are designated as available-for-sale under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Accordingly, these investments are carried at fair value, and unrealized gains or losses, net of applicable income taxes, are recorded as accumulated other comprehensive income. Realized gains and losses are recorded based on the specific identification method.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of cash and cash equivalents, receivables, and accounts payable and accrued expenses in the financial statements approximate the fair value for these financial instruments because of the relatively short period of time between origination of the instruments and their expected realization. Fixed maturity investments are carried at fair value in the financial statements, determined based on the most recent trade price of the security at the balance sheet date.

Reinsurance
-----------

In the normal course of business, HMHIC seeks to reduce the loss that may arise from catastrophic claims that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurers. Reinsurance receivables are estimated in a manner consistent with the claim liability associated with the reinsured policy. The effects of subsequent changes in estimated or actual reinsurance recoveries are recorded as a charge or credit to life, accident, and health benefits expense.

Policy and Contract Claims
--------------------------

The liability for policy and contract claims is based on HMHIC's estimate of the total reported and unreported claims attributable to services rendered in the current reporting period, but unpaid at the balance sheet date. The liability for policy and contract claims is continually reviewed, and changes to the estimates are reflected in the current accounting period. The liability is based upon estimates for claims reported and claims incurred but not reported based upon past experience. In analyzing the appropriate level of liability, HMHIC considers many factors influencing the determination of such liability. However, amounts ultimately paid in settlement of such reserves may be more or less than the liability presented in the financial statements.

Recognition of Premium Revenue and Related Expenses
---------------------------------------------------

Premiums are determined on a combination of experience and class rating bases. Premiums are reported as revenue in the month that the member is entitled to receive coverage. Premiums received in advance are reported as unearned premiums. Life, accident, and health benefits and administrative expenses are charged to expense as incurred.

Taxes
-----

The payment of premium taxes is required by the state of Texas based on a percentage of collected premiums. These taxes are recorded as taxes, licenses, and fees in the accompanying statement of operations and comprehensive loss and totaled approximately $1,369,000 in 1999.

Deferred income tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse (see Note 6). HMHIC files a consolidated tax return with its parent HMHPI.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.   FIXED MATURITY INVESTMENTS:

The amortized cost and estimated fair value of fixed maturity investments at December 31, 1999, are as follows:

                                                       Gross        Gross        Estimated
                                         Amortized   Unrealized   Unrealized       Fair
                                            Cost       Gains        Losses         Value
                                        -----------  ----------   ----------    -----------
U.S. government agency obligations      $ 8,008,775    $   --      $(25,195)    $ 7,983,580
Corporate obligations                     2,483,069        --            --       2,483,069
                                        -----------    ------      --------     -----------

    Total fixed maturity investments    $10,491,844    $   --      $(25,195)    $10,466,649
                                        ===========    ======      ========     ===========

The U.S. government agency obligations and corporate obligations owned at December 31, 1999, are contractually due in one year or less. Actual maturities may differ from contractual maturities because certain issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Net investment income by investment category is summarized for the year ended December 31, 1999, as follows:

          U.S. government agency obligations    $  478,024
          Corporate obligations                        865
          Cash and cash equivalents                969,668
                                                ----------

          Net investment income                 $1,448,557
                                                ==========

Proceeds from maturities of fixed maturity investments were approximately $7,025,000 for the year ended December 31, 1999. No gains or losses were realized on maturities during 1999.

4.   POLICY AND CONTRACT CLAIMS:

Activity in the liability for policy and contract claims for 1999 is summarized as follows:

          Claim liability as of January 1, 1999    $ 13,327,091
          Less- Reinsurance receivables                      --
                                                   ------------

          Net balance, January 1, 1999               13,327,091
                                                   ------------

          Incurred related to-
              Current year                           71,430,164
              Prior years                            (3,400,575)
                                                   ------------

                   Total incurred                    68,029,589
                                                   ------------

          Paid related to-
              Current year                          (62,944,312)
              Prior years                            (9,843,409)
                                                   ------------

                    Total paid                      (72,787,721)
                                                   ------------

          Net balance, December 31, 1999              8,568,959
          Reinsurance receivables                       924,959
                                                   ------------

          Balance, December 31, 1999               $  9,493,918
                                                   ============


As a result of changes in estimates of claims incurred in prior years, life, accident, and health benefits expense decreased by approximately $3,401,000 in 1999. This decrease reflects actual utilization and medical costs that were less than estimated amounts.

5.   COMMITMENTS AND CONTINGENCIES:

Reinsurance Agreements
----------------------

HMHIC cedes insurance to other insurers under various contracts that cover individual risk and entire classes of business. The ceding of insurance does not discharge HMHIC from primary liability to policyholders in the event any reinsurer might be unable to meet its obligations assumed under the reinsurance agreements. Failure of reinsurers to honor their obligations could result in losses to HMHIC; consequently, allowances are established for amounts deemed uncollectable. To minimize credit risk, HMHIC continually monitors the financial condition of reinsurers.

HMHIC maintains reinsurance agreements for group term life and accidental death and dismemberment (AD&D) insurance, health insurance, and self-funded employers' stop loss insurance. One reinsurance agreement provides that HMHIC and the reinsurer share 50% of the risk and premiums for group term life claims. HMHIC cedes 100% of the risk and premiums for AD&D claims. HMHIC also maintains an agreement with a reinsurer that cedes 100% of the risk greater than $150,000 per occurrence for life insurance claims with more than three deaths in a common event, not to exceed $2,000,000.

HMHIC maintains a reinsurance contract with a reinsurer under which that company reinsures 60% to 90% of Eligible Hospital Services risks, as defined in the contract, after the occurrence of the first $75,000 in liability, not to exceed $1,000,000. HMHIC also maintains insolvency protection insurance with that company.

Finally, HMHIC issues stop loss insurance as the insurer for excess loss protection for self-funded employers' health funds. HMHIC retains 10% of the risk and premiums and cedes the remaining 90% to a reinsurer.

Reinsurance receivables include the following as of December 31, 1999:

          Amounts recoverable from reinsurers on paid losses               $  480,794
          Estimated amounts receivable from reinsurers on unpaid claims
                   and claims incurred but not reported                       924,959
                                                                           ----------
                                                                           $1,405,753
                                                                           ==========

The effect of reinsurance on premiums written and earned is as follows for the year ended December 31, 1999:

                                              Written           Earned
                                            ------------     ------------
          Direct                            $ 78,609,693     $ 77,188,248
          Ceded                               (1,416,500)      (1,416,500)
                                            ------------     ------------

                            Net premiums    $ 77,193,193     $ 75,771,748
                                            ============     ============

6.   FEDERAL INCOME TAXES:

As of December 31, 1999, HMHIC has a total of approximately $9,300,000 in deferred tax assets, against which a 100% valuation allowance has been recorded. The deferred tax assets are comprised of approximately $1,100,000 of various net deductible differences relating primarily to differences in the treatment of loss contract reserves, policy acquisition costs, unearned premiums and discounted losses for financial reporting and tax reporting purposes and approximately $8,200,000 related to benefits associated with net operating loss carryforwards. HMHIC has approximately $24,400,000 in net operating loss carryforwards which will expire between 2012 and 2014, if unused.

The difference between the 0% effective tax rate and the statutory rate of 34% is primarily due to the net operating losses generated in 1999.

The valuation allowance increased approximately $3,400,000 for the year ended December 31, 1999, to fully reserve for the net tax deductible differences and the additional net operating loss carryforwards generated during the period. Management periodically assesses the need for a valuation allowance considering both positive and negative factors, including the historical losses generated by HMHIC. The 100% valuation allowance reflects management's belief that the realization of the deferred tax assets is not assured as of December 31, 1999.

The tax effects of the major items recorded as deferred tax assets and liabilities are as follows:

          Net operating losses                      $ 8,281,277
          Reserve for loss contracts                    612,000
          Unearned premiums                             113,040
          Discounted policy and contract claims         196,184
          Amortization                                  (46,234)
          Allowance for bad debts                        90,540
          Deferred acquisition costs                     99,150
          Deferred life and uncollected premiums             18
                                                    -----------

          Total net deferred tax assets               9,345,975

          Valuation allowance                        (9,345,975)
                                                    -----------

          Net deferred tax assets                   $        --
                                                    ===========

7.   STATUTORY ACCOUNTING AND DIVIDEND RESTRICTIONS:

Under the laws of the state of Texas, HMHIC is required to maintain a minimum net worth of $700,000. HMHIC was in compliance with this requirement at December 31, 1999, and throughout the year then ended.

Texas state law also limits the payment of dividends to stockholders by life and health insurance companies. The maximum dividend that may be paid without prior approval of the Commissioner of Insurance is limited to the greater of prior year net income or 10% of prior year statutory capital and surplus. HMHIC paid no dividends and issued no additional stock in 1999.

Statutory capital and surplus of HMHIC as reported to regulatory authorities at December 31, 1999, totaled $13,314,356. Statutory net loss of HMHIC as reported to regulatory authorities for the year ended December 31, 1999, totaled $8,172,730. The major difference between statutory capital and surplus and net loss and GAAP results from the recognition of the reserve for loss contracts under GAAP.

The National Association of Insurance Commissioners has adopted model regulations that establish minimum capitalization requirements using a risk-based capital (RBC) formula. At December 31, 1999, and as of the date of this report, HMHIC had capital and surplus in excess of RBC minimum capitalization requirements.

8.   RELATED-PARTY TRANSACTIONS:

During 1999, HMHIC purchased certain administrative functions including the billing and collection of premiums, claims processing, customer service, data processing, marketing, integrated care management, and network management from Harris Methodist Texas Health Plan, Inc. d/b/a Harris Methodist Health Plan (the "Health Plan"), a wholly owned subsidiary of HMHPI and a controlled affiliate of THR. HMHIC paid approximately $10,488,000 in 1999 for these services. HMHIC had net amounts due to affiliates of approximately $532,000 at December 31, 1999.

9.   CONCENTRATIONS OF CREDIT RISK:

HMHIC conducts its business activities exclusively in the state of Texas. Further, HMHIC maintains accounts with cash and cash equivalents in excess of the amount insured by the Federal Deposit Insurance Corporation. HMHIC monitors the financial stability of its depository institutions regularly, and management does not believe excessive risk of depository institution failure exists.

10.  RESERVE FOR LOSS CONTRACTS:

HMHIC recorded a reserve for loss contracts of $1,800,000 as of December 31, 1999, for contracts on which the anticipated future health care costs, commissions, and costs of collecting premiums and processing claims exceed anticipated future premiums. Estimates of the reserve for loss contracts will be recalculated each quarter with any adjustments recorded through charges or credits to the provision for loss contracts. Amortization of approximately $1,800,000 is projected for 2000.

11.  WITHDRAWAL FROM CERTAIN LINES OF BUSINESS:

In November 1999, HMHIC made a strategic decision to discontinue its Small Group and Individual and Family Preferred Provider Organization (PPO) product lines. HMHIC notified TDI of its intent to no longer issue or renew small employer health benefit plans, and Small Group PPO policy holders were notified that their coverage would cease effective June 2000. HMHIC filed the required withdrawal plan for the Individual and Family PPO product line with TDI. New sales of this product ceased, and members were notified that their coverage would cease effective July 2000.

12.  SUBSEQUENT EVENT:

On February 1, 2000, PacifiCare Health Plan Administrators, Inc. ("PHPA") acquired 100% of the outstanding common stock of HMHIC from HMHPI. Subsequent to the change in control, the officers and directors of HMHIC were replaced by officers and directors of PacifiCare of Texas, Inc., a wholly owned subsidiary of PHPA. The accompanying financial statements do not include adjustments, if any, resulting from the acquisition of HMHIC by PHPA. HMHIC expects to receive working capital support from PHPA throughout 2000 to meet its obligations in the ordinary course of business.

                                 EXHIBIT INDEX


      Exhibit
        No.                         Description
     --------                      ------------

         2.1 Purchase Agreement, dated November 1, 1999, by and among PacifiCare Health Plan Administrators, Inc., Harris Methodist Health Plan, Inc. and Texas Health Resources. Incorporated by reference herein from the PacifiCare Health Systems, Inc. Current Report on Form 8-K filed on February 11, 2000.

         2.2 First Amendment to Purchase Agreement, dated February 1, 2000, by and among PacifiCare Health Plan Administrators, Inc., Harris Methodist Health Plan, Inc. and Texas Health Resources. Incorporated by reference herein from the PacifiCare Health Systems, Inc. Current Report on Form 8-K filed on February 11, 2000.

         23.1     Consent of Arthur Andersen LLP, independent auditors.

         23.2     Consent of Arthur Andersen LLP, independent auditors.

         99.1 Press release of January 31, 2000. Incorporated by reference herein from the PacifiCare Health Systems, Inc. Current Report on Form 8-K filed on February 11, 2000.